Exhibit 99.1

DIRECTORS RESIGNATION LETTER

TO: The Shareholders & Directors of Chardan Acquisition Corp. (the "Company")

I, Kerry Propper, hereby tender my resignation as President effective immediately, and as director of the Company effective as and when accepted by the shareholder. Without prejudice to any right to indemnification by the Company to which the undersigned may be entitled under the Company's articles or otherwise in respect of any action which may be brought against the undersigned in the future in connection with, or arising out of its service as a Director of the Company, the undersigned hereby confirms that it has no claim or right of action whatsoever against the Company whether for damages, compensation for loss of office or otherwise, and that the Company is in no way obligated or indebted to the undersigned.

Dated this 29th day of July, 2010.

/s/  Kerry Propper
Kerry Propper